Exhibit 1.1

EXECUTION COPY

GSI Commerce, Inc.
(a Delaware corporation)
9,248,968 Shares of Common Stock
PURCHASE AGREEMENT
Dated: February 16, 2010

GSI COMMERCE, INC.
(a Delaware corporation)
9,248,968 Shares of Common Stock
(Par Value $0.01 Per Share)
PURCHASE AGREEMENT
February 16, 2010
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
     GSI Commerce, Inc., a Delaware corporation (the “Company”), and QK Holdings, Inc., a Delaware corporation (the “Selling Shareholder”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) or the “Underwriter”), with respect to the sale by the Selling Shareholder and the purchase by the Underwriter of 9,248,968 shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”). The aforesaid 9,248,968 shares of Common Stock to be purchased by the Underwriter are hereinafter called the “Securities”.
     The Company and the Selling Shareholder understand that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3ASR (No. 333-163167), including the related base prospectus dated November 18, 2009 (the “Base Prospectus”), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Such registration statement, at any given time, including the amendments thereto to such time, the exhibits (but excluding any Statement of Eligibility under the Trust Indenture Act of 1939, as amended) and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The Company has prepared and filed (effective February 17, 2010) with the Commission a preliminary prospectus supplement dated February 16, 2010, relating to the Securities. The term “Preliminary Prospectus” means such preliminary prospectus supplement, including any amendments or supplements thereto on or prior to the date hereof, filed by the Company and the Base Prospectus, and all documents incorporated or deemed to be incorporated therein by reference. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus supplement that was omitted from the Original Registration Statement pursuant to Rule 430B is referred to as “Rule 430B Information”. The final prospectus supplement in the form first furnished to the Underwriter for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and the Base Prospectus is herein called the “Prospectus”. For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be.
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:
     (i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations, the Company was a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.
          At the time of filing the Original Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, the Company was not an “ineligible issuer,” as defined in Rule 405.
     (ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on November 18, 2009, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, have been threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.
     Neither the Company nor any person acting on its behalf has made any public offer that is a written communication relating to the Securities prior to the filing of the Original Registration Statement by the Company.
     At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date, will include all Rule 430B Information.
     The Preliminary Prospectus complied when so filed in all material respects with the 1933 Act Regulations and the Preliminary Prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below), if any, issued at or prior to the Applicable Time, the Preliminary Prospectus and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, if any, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 7:00 PM (Eastern Time) on February 16, 2010, or such other time as agreed by the Company and Merrill Lynch.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors as evidenced by its being specified in Schedule D hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies Merrill Lynch as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use therein.
     (iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the Applicable Time and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (iv) Independent Accountants. Deloitte & Touche LLP, which has audited certain financial statements of the Company and its subsidiaries is to the Company’s knowledge an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations. PricewaterhouseCoopers LLP, which has audited certain financial statements of Retail Convergence Inc. (“RCI”) and its subsidiaries is to the Company’s knowledge an independent registered public accounting firm with respect to RCI as required by the 1933 Act and the 1933 Act Regulations.
     (v) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, fairly present in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
     (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) the Company and its subsidiaries, taken as a whole, have not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package or the Prospectus; (B) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has not been any change in the capital stock (other than upon the issuance, vesting and/or exercise of equity awards pursuant to equity plans of the Company described in the Registration Statement, the General Disclosure Package or the Prospectus) or long term debt of the Company or any of its subsidiaries and there has been no material adverse change in the condition, financial or otherwise, or in earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) and (C) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole.
     (vii) Good Standing of the Company and Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect; each subsidiary of the Company that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and each subsidiary of the Company that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation.
     (viii) Capitalization. The Company has an authorized capitalization as of February 10, 2010, as set forth in the General Disclosure Package and the Prospectus under the heading “Description of Securities We May Sell — Capital Stock — Authorized Capitalization”, as updated by statements under the caption “Description of Capital Stock — Authorized Capitalization”, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non assessable; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except that such stock has been pledged to secure indebtedness under the $75,000,000 Revolving Credit Facility, dated January 11, 2008, by and among GSI Commerce Solutions, Inc., the lenders a party thereto, PNC Bank, National Association, as Administrative Agent, and Bank of America, N.A., as Syndication Agent (the “PNC Credit

Facility”); and none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriter from the Selling Shareholder, was issued in violation of the preemptive or other similar rights of any security holder of the Company.
     (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (x) Authorization and Description of Securities. The Common Stock conforms in all material respects as to legal matters to the description thereof contained in the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and no holder of the Securities will be subject to personal liability by reason of being such a holder.
     (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (A) the charter or by-laws of the Company or any subsidiary or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or (C) any of their assets, properties or operations (except in the case of (B) and (C) for such violations as would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
     (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the General Disclosure Package and the Prospectus, or, to the knowledge of the Company, is imminent which, in either case would, singly or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a Material Adverse Effect.
     (xiii) Absence of Proceedings. Other than as described in the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which are required to be described in the General Disclosure Package and the Prospectus which have not been so described; and to the Company’s knowledge, no such proceedings have been threatened or are contemplated by governmental authorities against the Company.
     (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
     (xv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, or have the right to use, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
     (xvi) Absence of Manipulation. Neither the Company nor, to its knowledge, any of its affiliates (as defined in Rule 144 under the Act) has taken any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.
     (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or FINRA.
     (xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (xix) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and valid title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the General Disclosure Package and the Prospectus.
     (xx) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities by the Selling Shareholder, will not be, required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (xxi) Environmental Laws. The Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; and there are no costs or liabilities, whether contingent or otherwise, of or relating to the Company or its subsidiaries, or their respective properties, associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.
     (xxii) Accounting Controls and Disclosure Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Except as disclosed in the General Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting and since January 3, 2009, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

     (xxiii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (xxiv) Pending Proceedings and Examinations. To the knowledge of the Company, the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.
     (xxv) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, except as described in the General Disclosure Package and the Prospectus.
     (xxvi) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries have conducted their businesses in compliance with the FCPA and the Company has instituted and maintains policies and procedures designed to ensure and which are reasonable expected to continue to ensure, continued compliance therewith.
     (xxvii) Money Laundering Laws. The operations of the Company are and have been conducted at all times since January 1, 2005, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (xxviii) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”).

     (b) Representations and Warranties by the Selling Shareholder. The Selling Shareholder represents and warrants to the Underwriter as of the date hereof and as of the Closing Time and agrees with the Underwriter, as follows:
     (i) Accurate Disclosure. The Selling Shareholder is not prompted by any information known to it concerning the Company or its subsidiaries which is not set forth in the General Disclosure Package or the Prospectus to sell its Securities pursuant to this Agreement.
     (ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.
     (iii) Certificates Suitable for Transfer. All of the Securities to be sold by the Selling Shareholder pursuant to this Agreement are held in book-entry form, in suitable form for transfer with irrevocable instructions to deliver such Securities to the Underwriter pursuant to this Agreement.
     (iv) Noncontravention. The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under this Agreement will not contravene any provision of applicable law, or the certificate of incorporation, by laws or other comparable documents of the Selling Shareholder (if the Selling Shareholder is a corporation or other entity), or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement except such as may be required by the conduct rules of FINRA and by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.
     (v) Certificates Suitable for Transfer. The Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Securities to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Shareholder or a security entitlement in respect of such Securities.
     (vi) Delivery of Securities. Upon payment for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Securities), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Securities and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and will have established a “securities account” for the Underwriter within the meaning of Section 8-501(a) of the UCC and (z) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.
     (vii) Selling Shareholder Disclosure. (A) At the time the Original Registration Statement and each amendment or supplement thereto became effective and at the Closing Time, the Registration Statement did not contain and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time included or will include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (C) as of the Applicable Time the General Disclosure Package did not include an untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 1(b)(vii) are limited to statements or omissions made in reliance upon information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the General Disclosure Package, the Registration Statement, the Prospectus or any amendments or supplements thereto, it being agreed that the only information provided by the Selling Shareholder consists of the name of the Selling Shareholder, the number of offered Securities and the other information with respect to the Selling Shareholder (excluding percentages) which appear in the table and footnotes under “Selling Stockholder” in the General Disclosure Package and the Prospectus, including any information about prior sales pursuant to the Registration Statement.
     (viii) No Association with FINRA. Neither the Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I(T) of the By-laws of FINRA), any member firm of FINRA.
     (c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to Merrill Lynch or to counsel for Merrill Lynch shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder as such and delivered to Merrill Lynch or to counsel for Merrill Lynch pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Shareholder to Merrill Lynch as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriter; Closing.
     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth the Selling Shareholder, agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Shareholder, at the price per share set forth in Schedule C, all of the Securities.
     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, or at such other place as shall be agreed upon by Merrill Lynch, the Company and the Selling Shareholder, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch, the Company and the Selling Shareholder (such time and date of payment and delivery being herein called “Closing Time”).
     Payment shall be made to the Selling Shareholder by wire transfer of immediately available funds to the bank accounts designated by the Selling Shareholder, against delivery to Merrill Lynch of certificates for the Securities to be purchased by it.
     (c) Denominations; Registration. The Selling Shareholder shall have provided Merrill Lynch with reasonably satisfactory evidence of arrangements for transfer of the Securities one full business day prior to the Closing Time.
     SECTION 3. Covenants of the Company and the Selling Shareholder. The Company covenants, and, solely with respect to Section 3(k), the Selling Shareholder severally and not jointly covenants, with the Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will, prior to completion of the offering of the Securities, notify Merrill Lynch immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)). Merrill Lynch will notify the Company upon completion of the offering of the Securities, provided that, for the purposes of this Agreement, the Company may assume that the offering has been completed on the 30th day after the date hereof unless Merrill Lynch notifies the Company that the offering has not been completed.
     (b) Filing of Amendments and Exchange Act Documents. The Company will, prior to completion of the offering of the Securities, give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the

Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for Merrill Lynch shall reasonably object. The Company has given Merrill Lynch notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the execution of this Agreement; the Company will give Merrill Lynch notice of its intention to make any such filing from the execution of this Agreement to the Closing Time and will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which Merrill Lynch or counsel for Merrill Lynch shall reasonably object.
     (c) Delivery of Registration Statement. The Company has furnished or will deliver to Merrill Lynch and counsel for Merrill Lynch, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof all of which may be provided electronically) and signed copies of all consents and certificates of experts, and will also deliver to Merrill Lynch, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits). The copies of the Original Registration Statement and each amendment thereto furnished to Merrill Lynch will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of the Preliminary Prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriter such number of copies of such amendment, supplement or new registration statement as the Underwriter may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Preliminary Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at the Company’s expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the NASDAQ Global Select Market.
     (i) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued, options to purchase Common Stock or other Common Stock based awards granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) in connection with any asset purchase, stock or other equity purchase, merger or other acquisition agreement, partner agreement or strategic agreement, provided that each recipient agrees in writing with the Company to be bound to the restrictions set forth herein or such recipient is not entitled to receive or exercise any control (other than voting control) over such shares until after the termination of the Lock-up Period.
     (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
     (k) Issuer Free Writing Prospectuses. Each of the Company and the Selling Shareholder represents and agrees that, unless it obtains the prior consent of Merrill Lynch, and Merrill Lynch represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of the Selling Shareholder, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by Merrill Lynch or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Selling Shareholder represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel and the Company’s and RCI’s accountants (including, without limitation, with respect to the preparation of comfort letters) and the Company’s other advisors and the reasonable fees and disbursements of Selling Shareholder’s counsel, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter a reasonable number of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show and (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by FINRA (provided that the fees and disbursements of counsel under clauses (v) and (x) hereof shall not exceed $5,000).

     (b) Expenses of the Selling Shareholder. Subject to Sections 4(a) and 4(d), the Selling Shareholder agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, without limitation, all costs and expenses related to the transfer and delivery of the Securities to the Underwriter, including any stock, transfer or other taxes payable and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter.
     (c) Termination of Agreement. If this Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5(m) based upon the failure of any conditions set forth in Sections 5(a)-(c), (e) (but not if the failure to deliver the opinion pertains to a matter relating to the Selling Shareholder), (f)-(j) or (l) (but not if the document or opinion that was not furnished relates to the Selling Shareholder) or Section 9(a)(i) hereof, the Company shall reimburse Merrill Lynch for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Merrill Lynch. If this Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5(m) based upon the failure of any conditions set forth in Sections 5(d), (e) (if the failure to deliver the opinion pertains to a matter relating to the Selling Shareholder), (k) or (l) (if the document or opinion that was not furnished relates to the Selling Shareholder) or Section 10 hereof, the Selling Shareholder shall reimburse Merrill Lynch for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Merrill Lynch.
     (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholder may make for the sharing of such costs and expenses, including, without limitation, those set forth in the Second Amended and Restated Registration Rights Agreement, dated as of September 13, 2000 (as amended through the date hereof), among the Company, the Selling Shareholder and the other parties named therein.
     SECTION 5. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).
     (b) No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:
     (i) in the judgment of Merrill Lynch there shall not have occurred any material adverse change in the condition, financial or otherwise, or in earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business;
     (ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 5 which is, in the sole judgment of Merrill Lynch, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the General Disclosure Package and the Prospectus; and
     (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.
     (c) Opinion of Counsel for Company. (i) The Underwriter shall have received on the Closing Date an opinion of Blank Rome LLP, outside counsel for the Company, dated the Closing Date, to the effect that:
     (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business in all material respects as described in the General Disclosure Package and the Prospectus and, based solely upon its review of certificates of public officials, is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction listed on Schedule A to such opinion;
     (B) each subsidiary of the Company listed on Schedule E hereto (each, a “Significant Subsidiary”) has been duly incorporated or organized, is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, and, based solely upon its review of certificates of public officials, is duly qualified to transact business as a foreign corporation or organization and is in good standing in each jurisdiction listed on Schedule A to such opinion;
     (C) the Securities to be sold by the Selling Shareholder have been duly authorized and are validly issued, fully paid and non assessable;
     (D) all of the issued shares of capital stock or other ownership interests of each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record directly by the Company, or indirectly by another wholly owned subsidiary of the Company, to such counsel’s knowledge, free and clear of any adverse claim (as such term is defined in Section 8-102(a)(1) of the Uniform Commercial Code in effect in the Commonwealth of Pennsylvania) except that such stock has been pledged to secure indebtedness under the PNC Credit Facility;
     (E) this Agreement has been duly authorized, executed and delivered by the Company;
     (F) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not violate (i) any provision of applicable law (excluding antifraud laws, statutes, rules or regulations and state securities or Blue Sky laws, as to which such counsel need render no opinion) which such counsel, in its experience, believes are generally applicable to the Company in connection with the transactions contemplated by this Agreement, (ii) the certificate of incorporation or by laws of the Company (iii), any agreement or instrument which is listed as an exhibit, under Item 601(b)(4) or (10) of Regulation S-K promulgated by the Commission, to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009, the Company’s Quarterly Reports on Form 10-Q (or any amendment thereto) for the fiscal quarters ended April 4 , 2009, July 4, 2009, and October 3, 2009, or any contracts listed as exhibits on the Company’s Current Reports on Form 8-K filed on or after January 3, 2009, and prior to the date of this Agreement (the “Specified Agreements”), or (iv) any judgment, order or decree of any governmental body, agency or court set forth on the applicable schedule in the opinion of Blank Rome LLP, except in the case of clause (i) for such violations which would not result in a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by FINRA and by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, as to which no opinion need be rendered;
     (G) the statements relating to legal matters, documents or proceedings included in (1) the Prospectus under the captions (a) “Description of Securities We May Sell – Capital Stock” together with “Description of Capital Stock,”] and, (b) to the extent it describes the matters contained in this Agreement, “Underwriting” and (2) the Registration Statement in Item 15, to the extent they constitute summaries of legal matters or documents referred to therein, each are accurate in all material respects;
     (H) none of the matters described in the Company’s Litigation Report dated February 15, 2010 are required to be described in the Prospectus pursuant to Item 103 of Regulation S-K promulgated by the Commission; and
     (I) the Company is not, and after giving effect to the offering and sale of the Securities by the Selling Shareholder, will not be, required to register as an “investment company”, as such term is defined in the Investment Company.
     (ii) Blank Rome LLP shall also deliver a separate statement that, although they are not passing upon, have not undertaken to determine independently, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, or the General Disclosure Package (except to the extent specifically set forth in the opinion described in Section 5(c)(i)(G) above to be delivered to the Underwriter), such counsel have participated in conferences with officers of the Company, representatives of the Underwriter and counsel to the Underwriter during which conferences the contents and preparation of the Registration Statement, the Prospectus and the General Disclosure Package were discussed and that based upon and subject to the foregoing, nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement and the Prospectus (except with respect to the financial statements, including the notes and schedules thereto, or any other financial or accounting data or statistical data derived therefrom contained in the Registration Statement or the Prospectus or omitted therefrom, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, (B) the Registration Statement and the prospectus included therein (except with respect to the financial statements, including the notes and schedules thereto, or any other financial or accounting data or statistical data derived therefrom contained in the Registration Statement or the Prospectus or omitted therefrom, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) the Prospectus (except with respect to the financial statements, including the notes and schedules thereto, or any other financial or accounting data or statistical data derived therefrom contained in the Registration Statement or the Prospectus or omitted therefrom, as to which such counsel need not express any belief) as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (D) the General Disclosure Package (except with respect to the financial statements, including the notes and schedules thereto, or any other financial or accounting data or statistical data derived therefrom contained in the Registration Statement or the Prospectus or omitted therefrom, as to which such counsel need not express any belief), as of the Applicable Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) Opinion of Counsel for the Selling Shareholder. The Underwriter shall have received on the Closing Date an opinion of counsel for the Selling Shareholder, dated the Closing Date, to the effect that:
     (i) this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder;
     (ii) the execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not result in any violation of any provision of applicable law which such counsel, in its experience, believes is generally applicable to the Selling Shareholder in connection with the transactions contemplated by this Agreement, or the certificate of incorporation or by laws or other comparable documents of the Selling Shareholder, or, to such counsel’s knowledge, any agreement or other instrument binding upon the Selling Shareholder or, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except such as may be required by the rules of FINRA and by the securities or Blue Sky laws of the various states in connection with offer and sale of the Securities; and
     (iii) Upon payment for the Securities to be sold by the Selling Shareholder pursuant to this Agreement, delivery of the Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Securities), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Securities and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriter with respect to such security entitlement; for purposes of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and will have established a “securities account” for the Underwriter within the meaning of Section 8-501(a) of the UCC and (z) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.
The opinions of Blank Rome LLP and counsel for the Selling Shareholder described in Sections 5(c) and 5(d) above shall be rendered to the Underwriter at the request of the Company or one or more of the Selling Shareholder, as the case may be, and shall so state therein.
     (e) Opinion of Counsel for Underwriter. The Underwriter shall have received on the Closing Date an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriter, dated the Closing Date, in form and substance reasonably satisfactory to Merrill Lynch.
     (f) Officers’ Certificate. At Closing Time Merrill Lynch shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, there has been no material adverse change in the condition, financial or otherwise, or in earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.
     (g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, Merrill Lynch shall have received from (i) Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to Merrill Lynch, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company, including pro forma financial information, contained in the Registration Statement and the Prospectus and (ii) PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to Merrill Lynch, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of RCI contained in the Registration Statement and the Prospectus.
     (h) Bring-down Comfort Letter. At Closing Time, Merrill Lynch shall have received from each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP letters, dated as of Closing Time, to the effect that they reaffirm the statements made in their respective letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.
     (i) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the NASDAQ Global Select Market, subject only to official notice of issuance.
     (j) Chief Financial Officer’s Certificate. At Closing Time, Merrill Lynch shall have received a certificate of the chief financial officer of the Company certifying (i) certain financial information of the Company included in the Registration Statement and the Prospectus and (ii) certain financial information of the Company relating to the results of operations of e-Dialog Inc., a subsidiary of the Company.
     (k) Selling Shareholder’s Certificate. At Closing Time, Merrill Lynch shall have received a certificate from the Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to Closing Time.
     (l) Additional Documents. At Closing Time counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholder in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.
     (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Underwriter by notice to the Company and the Selling Shareholder at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
     (b) The Selling Shareholder agrees to indemnify and hold harmless the Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder expressly for use therein. The liability of the Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate offering price, minus the related underwriting discounts and commissions, of the Securities sold by the Selling Shareholder under this Agreement.
     (c) Indemnification of Company, Directors and Officers and Selling Shareholder. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use therein.
     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and representation of both parties would be inappropriate due to actual or potential conflicting interests between them, the indemnified party or parties shall have the right to select separate counsel reasonably satisfactory to the indemnifying party to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel reasonably approved by the indemnifying party (or by Merrill Lynch in the case of Section 6(c)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have the right to separate counsel at the expense of the indemnifying party under Section 6(d) and the indemnified party shall have requested in writing that an indemnifying party reimburse the indemnified party for the reasonable fees and expenses of counsel, as specified in Section 6(d), the indemnifying party agrees that it shall be liable for the good faith settlement of any proceeding with respect to which the indemnifying party is required to indemnify the indemnified party under Section 6(a) effected without the indemnifying party’s written consent if (i) such settlement is entered into more than 90 days after receipt by the indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received written notice of the terms of such settlement at least 60 days prior to such settlement being entered into and (iii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such failure to reimburse the indemnified party is based on a dispute with a good faith basis as to either the obligation of the indemnifying party arising under this Section 6 to indemnify the indemnified party or the amount of the reimbursement sought (including, without limitation, the rates, fees or expenses charged or the time incurred by the indemnified party’s counsel) and the indemnifying party shall have notified the indemnified party of such good faith dispute prior to the date of such settlement.
     (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder with respect to indemnification.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to (other than because such Section is not applicable in accordance with its terms) or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by each of the Company and the Selling Shareholder and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
     The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The aggregate liability of the Selling Shareholder under the contribution agreement contained in this Section 7 and the indemnification provisions of Section 6 shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the Selling Shareholder from the sale of Securities sold by the Selling Shareholder pursuant to this Agreement, and is not joint with the Company.
     The Company, the Selling Shareholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be.

     The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder with respect to contribution.
     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company or any person controlling the Selling Shareholder and (ii) delivery of and payment for the Securities.
     SECTION 9. Termination of Agreement.
     (a) Termination; General. Merrill Lynch may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to Closing Time (i) if, in the judgment of Merrill Lynch, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Global Select Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a commercial banking moratorium has been declared by either Federal or New York State authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.
     SECTION 10. Default by the Selling Shareholder. If the Selling Shareholder shall fail at Closing Time to sell and deliver the number of Securities which the Selling Shareholder is obligated to sell hereunder, then the Underwriter may by notice from the Underwriter to the Company terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section 10 shall relieve the Selling Shareholder so defaulting from liability, if any, in respect of such default.
     In the event of a default by the Selling Shareholder as referred to in this Section 10, each of Merrill Lynch and the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

     SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.
     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, attention of ECM Legal, notices to the Company shall be directed to it at 935 First Avenue, King of Prussia, Pennsylvania 19406, attention of General Counsel, and notices to the Selling Shareholder shall be directed to the contact set forth on Schedule A hereto.
     SECTION 13. No Advisory or Fiduciary Relationship. Each of the Company and the Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) and the Underwriter has no obligation to the Company or the Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Selling Shareholder, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each of the Selling Shareholder has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholder and the Underwriter, or any of them, with respect to the subject matter hereof.
     SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company and the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Shareholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Selling Shareholder and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Shareholder in accordance with its terms.

Very truly yours, GSI COMMERCE, INC.
By:	/s/ Michael Conn
Title: Executive Vice President, Finance and
Chief Financial Officer

QK HOLDINGS, INC.
By	/s/ Daniel Feiner
	Name:	Daniel Feiner
	Title:	President

CONFIRMED AND ACCEPTED,
as of the date first above written:
By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Anne Walker
Authorized Signatory

SCHEDULE A
Contact information for the Selling Shareholder is:
QK Holdings, Inc.
Suite 205C
Second Floor
Bancroft Building
3411 Silverside Rd.
Concord Plaza
Wilmington, DE 19810
Telephone:
Fax:
Contact Person: Dan Feiner
E-mail for Contact Person:

Sch A-1

SCHEDULE B
ORAL INFORMATION PROVIDED BY THE UNDERWRITER
     1. The public offering price per share for the Securities of $24.20.

Sch B-1

SCHEDULE C
GSI COMMERCE, INC.
9,248,968 Shares of Common Stock
(Par Value $0.01 Per Share)
     1. The purchase price per share for the Securities to be paid by the Underwriter shall be $23.84 per share.

Sch C-1

SCHEDULE D
Issuer General Use Free Writing Prospectus
None.

Sch D-1

SCHEDULE E
SIGNIFICANT SUBSIDIARIES
GSI Commerce Solutions, Inc.
GSI Commerce South, Inc.
GSI Interactive, Inc.
e-Dialog, Inc.
Retail Convergence, Inc

Sch E-1